As filed with the Securities and Exchange Commission on July 17, 1997
                                                    Registration No. 33-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                              SABRATEK CORPORATION
             (Exact name of registrant as specified in its charter)
            Delaware                                 36-3700639
(State or other jurisdiction of                      (I.R.S. Employer
 incorporation or organization)                      Identification No.)

                             5601 West Howard Street
                              Niles, Illinois 60714
               (Address, of Principal Executive Offices)(Zip Code)

                              Sabratek Corporation
                            1993 Amended and Restated
                                Stock Option Plan
                              (Full Title of Plan)

                                  K. Shan Padda
                                    Chairman
                              Sabratek Corporation
                             5601 West Howard Street
                              Niles, Illinois 60714
                     (Name and address of agent for service)
                                 (847) 647-2760
          (Telephone number, including area code, of agent for service)

                                   Copies To:
                                Scott Hodes, Esq.
                               David S. Guin, Esq.
                                 Ross & Hardies
                            150 North Michigan Avenue
                             Chicago, Illinois 60601
                                 (312) 558-1000

                         CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                          Proposed               457(h)
                                         Amount           maximum               Proposed            Amount of
               Title of                  to be         offering price          aggregate          registration
     Securities to be registered     registered(1)      per share(2)       offering price(3)           fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value           2,026,312           $26.44            $53,575,689.28        $16,235.06
===================================================================================================================================

(1) The securities being registered include a maximum of 2,026,312 shares issuable upon the exercise of options under the Sabratek Corporation Amended and Restated 1993 Stock Option Plan, assuming full participation of all employees under such plan.

(2) Computed on the basis of the average of the high and low prices at which stock of the same class was sold on July 14, 1997, as reported by the NASDAQ National Market System, pursuant to Rule 451(h) promulgated under the Securities Act of 1933 (the "Act"), as amended, solely for the purpose of calculating the amount of the registration fee.

(3) Solely for the purpose of calculating the registration fee, the proposed aggregate offering price has been estimated in accordance with Rule 457(h) promulgated under the Securities Act of 1933 (the "Act"). Accordingly, the aggregate offering price and the fee have been computed based on the prices at which the options may be exercised.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Certain Documents by Reference

      Sabratek Corporation (the "Company") hereby incorporates by reference the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

      (a) the Company's Annual Report on Form 10-K filed by the Company pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") for the year ended December 31, 1996.

      (b) the Prospectus, which formed a part of Post-Effective Amendment No. 1 to the Company's Registration Statement on Form S-1, declared effective by the Commission on April 4, 1997 (File No. 333-23437), relating to the sale of up to 1,276,574 shares of the Company's Common Stock by the Company and certain Selling Shareholders to the public, which contains audited financial statements for the fiscal year ended December 31, 1996, the latest year for which the audited financials have been filed;

     (c) the Company's Quarterly Report on Form 10-Q filed by the Company pursuant to the Exchange Act for the period ended March 31, 1997;

     (d) the Company's Current Report on Form 8-K, dated February 25, 1997; and

     (e) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 1-11831) declared effective by the Commission on June 21, 1996 pursuant to Section 12 of the Exchange Act.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), subsequent to the effective date of the Registration Statement and prior to filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4.           Description of Securities

                           Not applicable.

Item 5.           Interests of Named Experts and Counsel

                           Not applicable.

Item 6.           Indemnification of Officers and Directors

      Delaware General Corporation Law. The Company has statutory authority to indemnify its officers and directors. The applicable provisions of the General Corporation Law of the State of Delaware (the "GCL") state that, to the extent such person is successful on the merits or otherwise, a corporation may indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise ("such Person"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such Person, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In any threatened, pending or completed action by or in the right of the corporation, a corporation also may indemnify any such Person for costs actually and reasonably incurred by him in connection with that action's defense or settlement, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; however, no indemnification shall be made with respect to any claim, issue or matter as to which such Person shall have been adjudged to be liable to the corporation, unless and only to the extent that, a court shall determine that such indemnity is proper.

      Under the applicable provisions of the GCL, any indemnification shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct. Such determination shall be made:

     (1) by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit or proceeding; or

     (2) if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

     (3) by the affirmative vote of a majority of the shares entitled to vote thereon.

      The Company's Certificate of Incorporation provides for indemnification to the full extent permitted by the laws of the State of Delaware against and with respect to threatened, pending or completed actions, suits or proceedings arising from, or alleged to arise from, a party's actions or omissions as a director, officer, employee or agent of the Company or of any subsidiary of the Company or of any other corporation, partnership, joint venture, trust or other enterprise which has served in such capacity at the request of the Company if such acts or omissions occurred, or were or are alleged to have occurred, while said party was a director or officer of the Company. Generally, under Delaware law, indemnification will only be available where an officer or director can establish that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. The Company maintains a policy of insurance under which the directors and officers of the Company are insured, within the limits and subject to the limitations of such policy, against certain expenses in connection with the defense of actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

Item 7.           Exemption from Registration Claimed.

                  Not applicable.

Item 8.           Exhibits.
                                                                    Sequentially
 Exhibit                                                              Numbered
  Number  Description                                                  Page
 -------  -----------                                                  ----
   4.1    Certificate of Incorporation of the Company                    +
   4.2    By-laws of the Company                                         +
   5.1    Opinion of Ross & Hardies regarding legality
          of shares of Common Stock.                                     9
  23.1    Consent of KPMG Peat Marwick LLP                              11
  23.2    Consent of Parent, Naffah & Company                           12
  23.3    Consent of Ross & Hardies (contained in Exhibit 5.1).
  24.1    Power of Attorney (contained on the signature pages hereto)


+ Incorporated by reference to the Company's registration statement on Form S-1 declared effective by the Commission on June 21, 1996, File No. 333-3866.

Item 9.           Undertakings.

          (a) The undersigned Registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                    Statement:

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) to  reflect  in the  prospectus  any  facts  or  events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                    (iii)to include any  material  information  with  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

               (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 (the "Act"), each filing of the Registrant's annual report pursuant to Section 13(a) or
     Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) The undersigned Registrant hereby undertakes that, insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Niles, State of Illinois, on July 17, 1997.

                                                     SABRATEK CORPORATION


                                                     By:/s/ K. Shan Padda
                                                        K. Shan Padda
                                                        Chairman and Chief
                                                        Executive Officer




                                POWER OF ATTORNEY

                  Each person whose signature appears below hereby constitutes and appoints K. Shan Padda and/or Stephen L. Holden the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in furtherance of the foregoing, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 17, 1997.


Signature



/s/ K. Shan Padda                Chairman of the Board, Chief Executive Officer
K. Shan Padda



/s/                              President and Chief Operating Officer
Anil Rastogi



/s/ Stephen L. Holden            Senior Vice President, Chief Financial Officer,
Stephen L. Holden                Treasurer, and Principal Financial Officer



/s/ Scott Skooglund              Vice President - Finance, Assistant Secretary,
Scott Skooglund                  and Principal Accounting Officer



/s/                              Director
Francis V. Cook, M.D.



/s/ Mark Lampert                 Director
Mark Lampert



/s/ William D. Lautman           Director
William D. Lautman



/s/ Doron C. Levitas             Director
Doron C. Levitas



/s/ William H. Lomicka           Director
William H. Lomicka



/s/ Marvin Samson                Director
Marvin Samson



/s/ L. Peter Smith               Director
L. Peter Smith



/s/ Edson W. Spencer, Jr.        Director
Edson W. Spencer, Jr.

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                               EXHIBITS FILED WITH

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933



                              SABRATEK CORPORATION

                              SABRATEK CORPORATION

                                  EXHIBIT INDEX


                                                                                                            Location Of
                                                                                                            Document in
                                                                                                            Sequential
   Exhibit                                                                                                   Numbering
     No.      Description                                                                                     System
    -----     -----------                                                                                    -------
     4.1      Certificate of Incorporation of the Company.                                                       +
     4.2      By-laws of the Company.                                                                            +
     5.1      Opinion of Ross & Hardies regarding legality of shares of Common                                   9
              Stock.
     23.1     Consent of KPMG Peat Marwick LLP                                                                  11
     23.2     Consent of Parent, Naffah & Company                                                               12
     23.3     Consent of Ross & Hardies (contained in Exhibit 5.1).
     24.1     Power of Attorney.*

     + Incorporated by reference to the Company's registration statement on Form S-1 declared effective by the Commission on June 21, 1996, File No. 333-3866.

              *Power of attorney is contained on signature pages.